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                                                                   Exhibit 10.39

                      MCDONALD & COMPANY INVESTMENTS, INC.



                                STOCK OPTION PLAN



         McDonald & Company Investments, Inc. hereinafter called the "Company," hereby adopts a stock option plan for eligible employees of the Company and its subsidiary corporations pursuant to the following terms and provisions.

         1. PURPOSE OF THE PLAN. The purpose of this plan, hereinafter called the "Plan," is to provide additional incentive to such key employees of the Company and its subsidiary corporations as may be designated for participation herein by encouraging them to acquire a new or an additional share ownership in the Company, thus increasing their proprietary interest in the Company's business and providing them with an increased personal interest in the Company's continued success and progress. These objectives will be promoted through the grant of options to acquire shares of the Company's common stock pursuant to the terms of the Plan. It is intended that eligible employees may be granted, simultaneously or from time to time, "incentive stock options" under Section 422A of the Internal Revenue Code of 1954, as amended, hereinafter called the "Code", or other stock options under the Plan from qualifying as such options within the meaning of Section 422A of the Code.

         2. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective upon adoption by the Board of Directors on June 7, 1983, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company. In the event the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and any options granted hereunder shall be null and void. If, however, the Plan is so approved, subject to the provisions of Section 7, no further shareholder approval shall be required with respect to the granting of all or any part of the options pursuant to the Plan.

         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Stock Option Committee of the Board of Directors of the Company or by such other Committee composed of no fewer than three (3) members of the Board of Directors, hereinafter called the "Committee." No person shall be appointed to the Committee who was eligible to receive an option or a stock appreciation right under the Plan or any other plan of the Company or any of its subsidiary corporations during the one-year period immediately preceding his appointment of the Committee.

     Subject to the terms and conditions of the Plan, the Committee shall be authorized:

     (a) To select the key employees to whom options may be granted;

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     (b)  To determine the number of shares of Common Stock to be covered by any option;

     (c)  To determine the time or times when options will be granted;

     (d)  To determine the time or times when each option may be exercised;

     (e) To determine at the time of grant of an option under the Plan whether and to what extent such option is an incentive stock option entitled to the benefits of Section 422A of Code;

     (f) To determine whether stock appreciation rights shall be made part of any option grant to any key employee employed by the Company and to approve such stock appreciation rights made part of any option grant to any key employee employed by any subsidiary corporation of the Company pursuant to Section 8 hereof;

     (g) To prescribe the form of the option agreements to be granted under the Plan; and

     (h) To establish such other provisions of the option agreements not contrary to the terms and conditions of the Plan or, where the option is an incentive stock option, of Section 422A of the Code as the Committee may deem necessary or desirable.

         4. EMPLOYEES ELIGIBLE FOR OPTIONS. Options may be granted from time to time in the discretion of the Committee only to such key employees of the Company or of a subsidiary corporation of the Company as may be designated by the Committee whose initiative and efforts contribute or may be expected to contribute to the Company's continued growth and future success, including key employees who may also be members of the Board of Directors or officers, subject to the restrictions herein contained. Members of the Committee shall not be eligible to participate in this Plan, or to receive options under it, while serving on the Committee. The Committee may grant more than one option, with or without stock appreciation rights, to the same employee. The term "subsidiary corporation" as used herein means any corporation fifty percent (50%) of the stock of which is owned or controlled directly or indirectly by the Company. No option shall be granted to any employee during any period of time when he is on leave of absence.

         5. SHARES SUBJECT TO THE PLAN. The shares to be issued upon the exercise of options granted under the Plan shall be shares of common stock, par value $1.00 per share of the Company ("Common Stock"). Either treasury or authorized and unissued shares of Common Stock, or both, in such amount or amounts, within the maximum limits of the Plan, as the Board of Directors shall from time to time determine, may be so issued. All shares of Common stock which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any eligible employee. In the event a stock appreciation right is granted in conjunction with an option pursuant to
Section 8 and such stock appreciation right is hereafter exercised in whole or in part, then such option or the portion thereof to which the duly exercised stock appreciation right relates shall be deemed to have been exercised. The shares of


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Common Stock which otherwise would have been issued upon exercise of such option may be made available for reoffering under the Plan to any eligible employee.

     Subject to the provisions of the next succeeding paragraph of this Section 5, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be three hundred thousand (300,000 shares of Common Stock.

     In the event that subsequent to the date of adoption of the Plan by the Board of Directors the shares of Common Stock should, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, be increased, or decreased or hanged into or exchanged for a different number or kind of shares or stock or other securities of the company or another corporation, then (i) there shall automatically be substituted for each share of Common Stock subject to an unexercised option (in whole or in part) granted under the Plan and each share of Common Stock available for additional grants of options under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be changed or for which each such share of Common Stock shall be exchanged, (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Board shall make such other adjustments to the securities subject to options and the provisions of the Plan and option agreements as may be appropriate and equitable. Any such adjustment may provide for the elimination of fractional shares.

     6. OPTION PROVISIONS.

     (a) OPTION PRICE. The option price per share of Common Stock which is the subject of an incentive stock option under the Plan shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the fair market value of the Company's shares of Common Stock on the date such an option is granted; provided, however, that if the employee to whom an option is granted is at the time of the grant of the option an owner as defined in Section 4259d) of the Code of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation, hereinafter called a "Substantial Shareholder," the option price per share of Common Stock shall be determined by the Committee from time to time but shall never be less than one hundred ten percent (110%) of the fair market value of the Company's shares of Common Stock on the date an option is granted. The option price per share of Common Stock under each option granted pursuant to the Plan which is not an incentive stock option shall be determined by the Committee at the time of grant but shall not be less than fifty percent (50%) of the fair market value of the Company's shares of Common Stock on the date such option is granted. Such fair market value shall be determined in accordance with procedures to be established by the Committee. The day on which the Committee approves the granting of an option shall be considered the date on which such option is granted.

     (b) PERIOD OF OPTION. The Committee shall determine when each option is to expire but no


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option shall be exercisable for a period of more than ten (10) years from the date upon which the option is granted; provided, however, that not incentive stock option granted to such option shall be exercisable after the expiration of five (5) years from the date of grant of the option.

     (c) LIMITATION ON EXERCISE AND TRANSFER OF OPTIONS. Only the key employee to whom the option is granted may exercise the same except where a guardian or other legal representative has been duly appointed for such employee, and except as otherwise provided in the case of such employee's death. No option granted hereunder shall be transferable otherwise than by the Last Will and Testament of the employee to whom it is granted or, if the employee dies intestate, by the applicable laws of descent and distribution. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

     (d) EMPLOYMENT REQUIRED BEFORE EXERCISE OF OPTION. The Committee may, in its absolute discretion, require that prior to the exercise of all or any part of any option granted hereunder, the optionee shall have remained in the employ of the Company or any subsidiary corporation for a specified period after the date of such option, but always subject to the right of the Company or any such subsidiary corporation to terminate his employment during such period, or the Committee may determine to make any option granted hereunder immediately exercisable. Each option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Committee. Upon completion of the required period or periods of employment, if any, the option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period, but this right of exercise shall be limited to whole shares. Options shall be exercised by the optionee giving written notice to the Company of intention to exercise the same accompanied by full payment of the purchase price in cash or, with the consent of the Committee, in whole or in part in shares of Common Stock having fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made.

     (e) TERMINATION OF EMPLOYMENT. If the optionee ceases to be an employee of the Company or one of its subsidiary corporations, his option shall, unless extended by the Committee on or before his date of termination of employment, terminate on the effective date of termination of his employment and neither he nor any other person shall have any right after such date to exercise all or any part of his option. If, however, the cessation of employment is due to death, then the option may be exercised within three (3) months after the optionee's death by the optionee's estate or the person designated in the optionee's Last Will and Testament or the whom transferred by the applicable laws of descent and distribution. Notwithstanding the foregoing, in no event shall any option be exercisable after the expiration of the option period and not to any greater extent than the optionee would have been entitled to exercise the option at the time of his death.

     In the event an employee of the Company or one of its subsidiaries is granted a leave of absence by the Company or such subsidiary to enter military service or because of sickness, his employment with the Company or such subsidiary shall not be considered as terminated and he shall be deemed an employee of the Company or such subsidiary during such leave of absence or any extension thereof granted by the Company or such subsidiary.



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     (f) SEQUENCE OF EXERCISE OF INCENTIVE STOCK OPTIONS AND REISSUANCE OF
OPTIONS. No incentive stock option granted under the Plan shall be exercisable by the option holder while any incentive stock option granted hereunder which was granted before the granting of such option has not been exercised in full or has not expired by reason of lapse of time. Subject to the foregoing, in the event of a decline in the market value of the shares of Common Stock, the Committee shall have the right, with the consent of the optionee, to terminate an existing option for the purpose of reissuing it as a new option at a lower option price.

     (g) LIMITATIONS ON GRANT OF INCENTIVE STOCK OPTIONS. The aggregate fair market value, determined as of the date an incentive stock option is granted, of the shares of Common Stock for which any employee may be granted incentive stock option sin any calendar year shall not exceed the sum of (i) One Hundred Thousand Dollars ($100,000) plus (ii) the sum of any "unused limit carryover" to such year as determined under Section 422A(c) (4) of the Code.

         7. AMENDMENTS TO PLAN. The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Subject to the approval of the Board of Directors of the Company, the Committee may at any time amend, modify, suspend or terminate the Plan. In no event, however, without the approval of shareholders, shall any action of the Committee or the Board of Directors result in:

     (a) Amending, modifying or altering the eligibility requirements provided in Section 4 hereof;

     (b) Increasing or decreasing, except as provided in Section 5 hereof, the maximum number of shares as to which options may be granted;

     (c) Decreasing the minimum option price per share at which options may be granted under the Plan as provided in Section 6(a) hereof;

     (d) Extending either the maximum period during which an option is exercisable as provided in Section 6(b) hereof or the date on which the Plan shall terminate as provided in Section 11 hereof;

     (e)  Changing the requirements relating to the Committee; or

     (f) Making any other change which would cause any options granted under the Plan as incentive stock options not to qualify as such options within the meaning of Section 422A of the Code;

except to conform the Plan and the option agreements to changes in the Code or governing law.


     8. STOCK APPRECIATION RIGHTS. A key employee may be awarded, either at the time of grant or subsequently, the right to elect alternative payment in lieu of exercising all or a portion of


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the options granted to him. Stock appreciation rights must be specifically granted upon such terms and conditions as specified by the Committee, if such subsidiary corporation is the employer of the key employee. No optionee shall be entitled to such rights solely as a result of the grant of an option to him. Such right, if granted, may be exercised by said option holder either with respect to all or a portion of the option to which it applies. Stock appreciation rights are exercisable only during the periods beginning on the third business day following the release of a summary statement of the Company's quarterly or annual sales and earnings and ending on the twelfth business day following said date. The stock appreciation right shall provide that an option holder shall have the excess, if any, of the fair market value of the shares of Common Stock covered by the option, determined as of the date of exercise of value is determined for purposes of the granting of options, over the option price. Such amount shall be payable by either the Company or the subsidiary corporation, whichever such corporation is the employer of the key employee, in one or more of the following manners, as shall be determined by the Committee, if the Company is the employer of the key employee, or by the subsidiary corporation subject to the Committee's approval, if such subsidiary corporation is the employer of the key employee:

              (a) cash;

              (b) fully-paid shares of Common Stock having a fair market value equal to such amount; or

              (c) a combination of cash and shares of Common Stock.

              In no event may any person exercise any stock appreciation rights granted hereunder unless (i) such person is then permitted to exercise the option or the portion thereof with respect to which such stock appreciation rights relate, and (ii) the fair market value of the shares of Common Stock covered by the option, determined as provided above, exceeds the option price of such shares of Common Stock. Upon the exercise of any stock appreciation rights, the option, or that portion thereof to which such stock appreciation rights relate, shall be cancelled and such person shall surrender such option for cancellation and reissuance, if appropriate. Stock appreciation rights granted hereunder shall be made a part of the option or stock appreciation right shall impose no obligation upon the optionee to exercise such option or right. The Company's or a subsidiary corporation's obligation to satisfy stock appreciation rights shall not be funded or secured in any manner.

              9. INVESTMENT REPRESENTATION, APPROVALS AND LISTING. The Committee may, if it deems appropriate, condition its grant of any option hereunder upon receipt of the following investment representation from the optionee:

              "I further agree that any shares of Common Stock of McDonald & Company Investments, Inc. which I may acquire by virtue of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the said shares of Common Stock subject to option shall be registered under the Securities Act of 1988, as amended, or in the event there is presented to McDonald & Company



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              Investments, Inc. an opinion of counsel satisfactory to McDonald &
              Company Investments, Inc. to the effect that the offer or sale of the shares of Common Stock subject to this option may lawfully be made without registration of the said shares of stock under the Securities Act of 1933, as amended."

The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon the exercise of an option or a stock appreciation right granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange on which the shares of Common Stock may be listed, (iii) the completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable or the determination by the Company, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Company, in its sole discretion, shall determine to be adequate.

              10. GENERAL PROVISIONS. The form and substance of option agreements and grants of stock appreciation rights, whether granted at the same or different times, need not be identical.

              Nothing in the Plan or in any option agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiary corporations, to be entitled to any remuneration or benefits not set forth in the Plan or such option, or to interfere with or limit the right of the Company or any subsidiary corporation to terminate his employment at any time, with or without cause.

              Nothing contained in the Plan or in any option agreement shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of an option until such time as shares of Common Stock are actually issued to such optionee pursuant to the exercise of an option or stock appreciation rights.

              The Plan may be assumed by the successors and assigns of the Company.

              The liability of the Company under the Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of the Plan shall be construed to impose any liability on the Company in favor of any employee with respect to any loss, cost or expense which the employee may incur in connection with or arising out of any transaction in connection with the Plan.

              The cash proceeds received by the Company from the issuance of shares of Common Stock pursuant to the Plan will be used for general corporate purposes.

              The expense of administering the Plan shall be borne by the Company.

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              The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

              11. TERMINATION OF THE PLAN. The Plan shall terminate on June 6, 1993, and thereafter no options shall be granted hereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect according to their terms and the terms and conditions of the Plan.


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